Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 5 to Form F-4 of Advanced Semiconductor Engineering, Inc. and Siliconware Precision Industries Co., Ltd. of our report dated March 23, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Siliconware Precision Industries Co., Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, Taiwan

Taipei, Taiwan

Republic of China
January 16, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 5 to Form F-4 of Advanced Semiconductor Engineering, Inc. and Siliconware Precision Industries Co., Ltd. of our report dated March 23, 2017 relating to the consolidated financial statements of Siliconware Precision Industries Co., Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, Taiwan

Taipei, Taiwan

Republic of China
January 16, 2018